AMENDMENT NO. 2 TO THE
AMENDED EMPLOYMENT AGREEMENT
BETWEEN
CHRISTOPHER & BANKS CORPORATION
AND
JOEL N. WALLER

This AMENDMENT NO. 2 TO THE AMENDED EMPLOYMENT AGREEMENT (this “Amendment”) is made effective as of the 17th day of October, 2018, between Christopher & Banks Corporation, a Delaware corporation (the “Corporation”), and Joel N. Waller (“Executive”).
RECITALS
The Corporation and Executive entered into the Amended Employment Agreement effective as of January 15, 2018 and amended it as of February 1, 2018 (the “Agreement”). The Corporation and Executive desire to make modifications to the Agreement.
Section 4.4 of the Agreement provides for the Executive to resign as a member of the Board of Directors of the Corporation (the “Board”) upon the termination of his consulting services under the Agreement.
The Corporation and Executive desire to amend Section 4.4 to remove the provision that Executive resign as a director on the Board following the termination of his consulting services.
Section 14.1 of the Agreement provides that amendments must be in writing and signed by each of the parties to the Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and Executive hereby agree to amend and modify the Agreement, effective as of the date hereof, as follows:

1.	Section 4.4 of the Agreement is hereby amended and restated in its entirety to read as follows:
4.4    Executive agrees that his services as a consultant pursuant to Section 4.2 shall cease on October 17, 2018 with payment for such services to also end on that date. Executive agrees to promptly resign as a member of the Board of Directors (the Board”) if prior to the 2019 Annual Meeting of Stockholders (the “2019 Meeting”) the Board elects a new member to the Board to replace Executive. Executive also acknowledges that he does not intend to stand for re-election as a member of the Board at the 2019 Meeting.

2.	No other terms or conditions of the Agreement are amended hereby, and all such terms and conditions of the Agreement shall remain in full force and effect.

3.	The parties hereto hereby agree that this Amendment shall be construed in accordance with the internal laws of the State of Minnesota without regard to the conflict of laws thereof.

IN WITNESS WHEREOF, the Corporation and Executive have executed this Amendment as of the date and year first written above.

CHRISTOPHER & BANKS CORPORATION

By:	/s/ Luke Komarek

Name:	Luke Komarek

Title:	SVP, General Counsel

EXECUTIVE

/s/ Joel N. Waller
Joel N. Waller